UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.148
EX-10.149

Item 1.01	Entry into a Material Definitive Agreement.
See Item 8.01 below for information related to material definitive agreements entered into by Lam Research Corporation (the “Company”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
See Item 8.01 below for information related to compensation arrangements for certain executive officers of the Company.

Item 8.01	Other Events.
Indemnification Agreements
     The Nominating and Governance Committee of the Company’s Board of Directors, at its regularly scheduled meeting on November 6, 2008, authorized the Company to enter into Indemnification Agreements with each of its Section 16 executive officers and directors. The form of Indemnification Agreement is attached hereto as Exhibit 10.148.
     Each Indemnification Agreement provides that, subject to certain exclusions, the Company shall indemnify the applicable Section 16 executive officer or director to the fullest extent permitted by law, including any greater indemnification that is afforded by a subsequent change in applicable law. The Indemnification Agreement also provides, among other things, for advancement of expenses and independent or disinterested determinations as to whether the standard for indemnification under the Indemnification Agreement has been met, and governs other procedural matters related to indemnification. The rights afforded to the indemnified persons under the Indemnification Agreements are not exclusive of other rights of indemnification such persons may enjoy under the Company’s bylaws. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of such agreements attached hereto as Exhibit 10.148.
Stock Option Reformations
     During the Company’s voluntary internal stock option review that was completed earlier this year, the Company concluded that certain stock options (“misdated options”) granted in prior years to certain current independent members of the Board of Directors as well as to the current Chief Executive Officer and Executive Chairman had an exercise price which was less than the closing price of the Company’s common stock on the appropriate measurement date for financial accounting purposes.

     The Board determined that all currently outstanding and unexercised misdated options for the individuals noted below should be reformed to reflect an exercise price equal to the appropriate fair market value per share on the appropriate measurement date.
     The Board of Directors has authorized the Company to enter into a Reformation of Stock Option Agreement in substantially the form attached hereto as Exhibit 10.149 with each of these individuals to reform certain misdated options held by them. As a result of the reformations, the exercise prices of the misdated options will be shown as equal to the appropriate fair market value per share on the correct measurement date. No payments will be made to any of these option holders in connection with these amendments.
     The Reformation of Stock Option Agreements will correct the exercise price of misdated options granted to each of Messrs. Arscott, Berdahl, Elkus, Harris, Inman, Newberry, and Bagley, as illustrated in the table below:

			Original	Corrected
		Number of	Stated	Exercise
Name	Title	Misdated Options	Exercise Price	Price
	Independent Member of the
David G. Arscott	Board of Directors	12,000	$23.590	$24.690

		24,000	$10.890	$12.480

		36,000

	Independent Member of the
Robert M. Berdahl	Board of Directors	12,000	$23.590	$24.690

	Independent Member of the
Richard J. Elkus, Jr.	Board of Directors	18,000	$28.042	$28.396
		12,000	$23.590	$24.690
		24,000	$10.890	$12.480

		54,000

	Independent Member of the
Jack R. Harris	Board of Directors	12,000	$23.590	$24.690
		24,000	$10.890	$12.480

		36,000

	Independent Member of the
Grant M. Inman	Board of Directors	12,000	$23.590	$24.690
		24,000	$10.890	$12.480

		36,000

	President and Chief
Stephen G. Newberry	Executive Officer	5,250	$16.140	$16.640

James W. Bagley	Executive Chairman	1,000	$16.140	$16.640

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
10.148	Form of Indemnification Agreement

10.149	Form of Reformation of Stock Option Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2008

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary